SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 11, 2004

LFG International, Inc.

(Exact Name of Registrant as Specified in its Charter)
Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Parsons Law Firm

2070 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

Can/Am Autosales, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 11, 2004, the Board of Directors appointed Lyle Durham as the Chief Executive Officer of the Company and as a Director.

Lyle R. Durham CEO

Lyle Durham has a long history of innovation and development in the healthcare industry. He has held senior management positions in the commercialization of several radiation innovations that have realized global benefit. Lyle was instrumental in the development of radiation detection devices for the Blood industry and worked with the American and Canadian Red Cross developing standards for blood irradiation. He also was the first to take Videofluoroscopy to a mobile setting for stranded as well as nursing home patients. For the past several years working in the sun care industry, Lyle developed and commercialized the first specific UVB monitoring device-enabling people to gauge exposure to UVB radiation from the sun.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LFG INTERNATIONAL, INC.

December 14, 2004

Date Lyle Durham, Chief Executive Officer